Exhibit I

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed by Evercel, Inc. on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: November 30, 2017

Evercel, Inc.

By:	/s/ Daniel Allen
Name:	Daniel Allen
Title:	President

NorthPeak Capital GP LLC

By:	/s/ Jeremy Kahan
Name:	Jeremy Kahan
Title:	Managing Member

North Peak Capital Partners, LP

By:	/s/ Jeremy Kahan
Name:	Jeremy Kahan
Title:	Managing Member

Evercel Holdings LLC

By:	Evercel, Inc.

	By:	/s/ Daniel Allen
	Name:	Daniel Allen
	Title:	President

Corona Park Investment Partners, LLC

By:	/s/ Daniel Allen
Name:	Daniel Allen
Title:	Managing Partner